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                                   EXHIBIT 11
                              AGEMARK CORPORATION

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

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                                                                                THREE MONTHS ENDED
                                                                                   DECEMBER 31,
                                                                             ------------------------
                                                                                2002          2001
                                                                             ----------    ----------
Common shares issued                                                          1,109,481     1,000,000

Shares cancelled, assumed abandoned                                                          54,393-

Weighted average common shares assumed outstanding for period                 1,109,481       945,607
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(1) Shares attributable to vested stock options are anti-dilutive..

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